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                                                                EXHIBIT 10.15(b)


                                    FORM OF
                            TRADE FINANCING AGREEMENT

               This Trade Financing Agreement ("Agreement") made as of the __ th day of, 1997, is by and between (Company), ("Supplier"), with its principal offices at (Address1) (Address2), (City), (State) (PostalCode), and Barry's Jewelers, Inc., a California corporation ("Barry's"), with its principal offices at 111 West Lemon Avenue, Monrovia, California 91016.


                                   WITNESSETH:
        A.     RECITALS.

               WHEREAS, on May 11, 1997 ("Petition Date"), Barry's filed a voluntary petition for relief with the United States Bankruptcy Court for the Central District of California ("Bankruptcy Court") under chapter 11, title 11 of the United States Code, Case No. CA 97-27988-VZ ("Chapter 11 Case");

               WHEREAS, Barry's utilizes inventory and other merchandise in its operations;

               WHEREAS, Barry's obtained inventory from Supplier on credit terms prior to the Petition Date;

               WHEREAS, Barry's desires to return to Supplier certain merchandise purchased prior to the Petition Date, for credit against Supplier's prepetition claim against Barry's in accordance with the terms of this Agreement and that certain Trade Financing Agreement Term Sheet ("Term Sheet") by and among Barry's, the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case (the "Creditors' Committee"), the Official Committee of Bondholders appointed in the Chapter 11 Case (the Bondholders' Committee"), and Bank Boston (the "Collateral Agent"), Jackson National Life Insurance Company, Sanwa Business Credit Corporation and the CIT Group/Business Credit, Inc. (collectively, the "Bank Group"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference;

               WHEREAS, Supplier is willing to accept the return of merchandise purchased by Barry's prior to the Petition Date, for credit against Supplier's prepetition claim against Barry's in accordance with this Agreement and the Term Sheet;

               WHEREAS, Barry's desires to obtain merchandise on credit from Supplier following the Petition Date in accordance with the terms of this Agreement and the Term Sheet;

               WHEREAS, Supplier is willing to supply merchandise following the Petition Date to Barry's on credit, on the terms and conditions set forth in this Agreement and the Term Sheet;





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               WHEREAS, the Term Sheet was approved, and Barry's was authorized to enter into Trade Financing Agreements such as this Agreement, pursuant to an order of the United States Bankruptcy Court for the Central District of California entered on August 7, 1997; and

               WHEREAS, the foregoing Recitals shall be construed as part of this Agreement.

               NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties do hereby agree as follows:

        B.     RETURN OF GOODS.

               1. Subject to, and in accordance with, the terms of the Term Sheet, Barry's agrees to return and deliver, and Supplier agrees to accept return of $amt75 in merchandise purchased by Barry's prior to the Petition Date (the "Prepetition Merchandise"). For purposes of this Agreement, in accordance with Bankruptcy Code section 546(g), the Prepetition Merchandise shall be valued based solely on the purchase price set forth in the prepetition invoice for such Prepetition Merchandise, subject to verification by Barry's as to accuracy. Barry's will use reasonable and good faith efforts, in cooperation with Supplier, to identify the prepetition invoice pursuant to which Supplier shipped the Prepetition Merchandise. Should Barry's be unable, despite such reasonable and good faith efforts, to match the Prepetition Merchandise to be returned to Supplier with Supplier's invoices, Supplier will nonetheless be required to accept the Prepetition Merchandise (as long as the Prepetition Merchandise being returned to Supplier is of the same Category or Categories as the merchandise supplied to Barry's by Supplier prepetition) and to reduce its Prepetition Claim (as described in paragraph D.1) accordingly. The Categories shall be: (1) Diamond Merchandise; (2) Watches; (3) Gold Merchandise; (4) Colored Stone Merchandise; and (5) Miscellaneous. Barry's may select the Prepetition Merchandise to be returned in its sole and absolute discretion. For all purposes, as used in this Agreement, the term Prepetition Merchandise does not include merchandise obtained by Barry's on consignment or memo.

               2. Prepetition Merchandise returned to Supplier shall be credited dollar-for-dollar against and shall offset Supplier's Prepetition Claim.

               3. Under any plan of reorganization, the return of the Prepetition Merchandise shall not be treated as an early "distribution" or early "dividend" to Supplier on account of Supplier's Prepetition Claim, but rather, the amount of Supplier's Prepetition Claim entitled to distributions or dividends under such a plan shall be the amount remaining after the credit and offset of such claim for the value of the Prepetition Merchandise returned.

               4. In accordance with the terms of the Term Sheet, on or before September 30, 1997, Barry's shall not return Prepetition Merchandise having more than






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a value of thirty-seven and one-half percent (37.5%) of Supplier's Prepetition
Claim. Any additional returns shall be made in accordance with the Term Sheet. Barry's shall keep Supplier apprised of the timing and amount of any additional returns.

        C.     POSTPETITION CREDIT.

               1. Supplier hereby agrees to provide postpetition revolving credit for merchandise purchases to Barry's on 90-day terms in an amount not less than $amt25, an amount equal to two and one-half times the value of the Prepetition Merchandise to be returned to Supplier (which minimum level of credit is hereinafter referred to as the "Minimum Credit Commitment"), for a period of one year form the date of this Agreement. The Minimum Credit Commitment shall terminate earlier if there is an uncured and unwaived Event of Default by Barry's under this Agreement (as set forth in Section F hereof) or an Event of Default by Barry's under the Term Sheet (as set forth in Section G hereof).

               2. Supplier will accept orders from Barry's for the purchase of any goods offered by Supplier for sale to retailers at the same prices offered by Supplier to Supplier's other mall-based customers of a similar size ("Similar Customers"), and all shipments must be upon the industry's normal and customary delivery schedules for the particular type of merchandise. Any and all Credit Merchandise shall be delivered and accepted pursuant to written policies and procedures substantially in the form of Exhibit "B" hereto. Supplier will accept from Barry's returns of any and all Credit Merchandise on terms no less favorable than Supplier extends to Similar Customers.

               3. To the extent provided in the Term Sheet, Supplier will receive a superpriority administrative claim pursuant to Bankruptcy Code ss. 364(c)(1) for all unpaid payables under this Agreement subordinate only to any superpriority administrative claim of the Collateral Agent for a failure of adequate protection by use of cash collateral.

               4. Upon execution of this Agreement, Barry's will promptly provide Supplier with an inventory of approximately fifty percent (50%) of the Prepetition Merchandise to be returned to Supplier. Barry's shall return the Prepetition Merchandise to Supplier according to the terms of the Term Sheet.

        D.     RECONCILIATION.

               1. Barry's and Supplier agree to cooperate with each other in conducting a joint review and reconciliation of Barry's prepetition accounts payable to Supplier, with a view to determining and agreeing upon the exact amount of Supplier's prepetition claim to be allowed against Barry's in the chapter 11 case ("Prepetition Claim"); pending agreement on the amount of the Prepetition Claim, for purposes of determining the maximum amount of Prepetition Merchandise that may be returned initially and credited against the Supplier's Prepetition Claim, Barry's records shall be determinative. If Barry's and Supplier have not reconciled the vendor's Prepetition







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Claim before September 1, 1997, the participating vendor may ask the Court to resolve the dispute. The Collateral Agent, the Bank Group and the Bondholders' Committee shall be deemed parties-in-interest in this reconciliation proceeding before the Court. If the Court determines that the Prepetition Claim is greater than that asserted by Barry's, paragraph B.1 above shall be increased accordingly (and Barry's will return additional Prepetition Merchandise to Supplier subject to the limitation set forth in paragraph 2 of the Term Sheet) provided that Supplier increases its Minimum Credit Commitment pursuant to paragraph C.1 and otherwise complies with the terms of this Agreement and the Term Sheet.

        E.     TERM OF AGREEMENT; ASSIGNABILITY.

               1. This Agreement and the Minimum Credit Commitment shall remain in full force and effect for a minimum term of one year from the date hereof unless terminated earlier in accordance with this Agreement or the Term Sheet. Notwithstanding any expiration or termination of this Agreement, except for the Minimum Credit Commitment and Supplier's obligations to ship Credit Merchandise, upon any such termination or expiration the remaining provisions of this Agreement shall remain in full force and effect until all Credit Merchandise delivered to Barry's has been paid for in full, unless this Agreement is terminated in accordance with paragraph H hereof.

               2. This Agreement is not assignable without the prior written approval of Supplier and Barry's in their respective sole discretion.

               3. This Agreement shall be binding upon Supplier and its successors and assigns.

        F.     EVENTS OF DEFAULT BY BARRY'S UNDER THIS AGREEMENT.

               1. The following shall constitute Events of Default under this Agreement by Barry's:

                      a. Default in the payment or performance of any of Barry's obligations or agreements hereunder which continues for more than ten
        (10) business days after Barry's receipt of written notice thereof; or

                      b. Any representation or warranty made by Barry's herein or in any certificate, statement or agreement, including but not limited to any of such furnished in connection with this Agreement, should prove to be false or misleading in any material respect.

               2. Any material breach of this Agreement or Event of Default under this Agreement which, in either case, remains uncured for ten (10) business days after Barry's receipt of written notice of such breach or Event of Default under this Agreement, shall entitle Supplier to retain all benefits hereunder but be relieved of any and all further obligations to provide Barry's with merchandise.







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        G.     EVENTS OF DEFAULT BY BARRY'S UNDER THE TERM SHEET.

               1. The occurrence of any of the events set forth in sections a through e of paragraph 8 of the Term Sheet, unless waived in writing by the Creditors' Committee in its sole discretion, shall constitute an Event of Default by Barry's under the Term Sheet.

               2. Unless waived in writing by the Creditors' Committee in its sole discretion, any material breach of the Term Sheet by Barry's or the occurrence of an Event of Default by Barry's under the Term Sheet which, in either case, remains uncured for ten (10) business days after Barry's receipt of written notice of such breach of Event of Default by Barry's under the Term Sheet, shall entitle Supplier to: (i) retain all benefits under this Agreement but to be relieved of any and all further obligations to provide Barry's with merchandise; and (ii) share, on a pro-rata basis (based on Supplier's claims under this Agreement) in the proceeds from the Trade Trust and/or the Trade Subordination (both as defined in the Term Sheet) as and to the extent set forth in the Term Sheet.

        H.     EVENTS OF DEFAULT BY SUPPLIER.

               1. As used herein, the term "Event of Default by Supplier" shall mean the occurrence of any one or more of the following:

                      a. Default in performance of any of Supplier's obligations or agreements hereunder which continues for more than ten (10) business days after Supplier receives written notice thereof; or

                      b. Any representation or warranty made by Supplier herein or in any certificate, statement or agreement furnished in connection with this Agreement should prove to be false or misleading in any material respect.

               2. Any material breach of this Agreement by Supplier or any Event of Default by Supplier which, in either case, remains uncured for ten (10) business days after Supplier's receipt of written notice of such alleged material breach, shall result in Supplier forfeiting all rights and protections under this Agreement and the Term Sheet. Barry's shall also retain all rights and remedies available under applicable law. Barry's agrees to promptly provide written notice of any material breach by Supplier under this Agreement.

        I.     OTHER PROVISIONS.

               1. Each party to this Agreement agrees that if it hereafter commences, joins in, or seeks relief through any suit arising out of this Agreement, then the prevailing party shall pay to the other party all attorneys' fees and expenses reasonably incurred by said party in defending or otherwise responding to said suit or claim. Subject to the foregoing, the parties shall bear their own respective attorneys' fees and expenses in connection with the negotiation and implementation of this Agreement.









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               2. Except as expressly set forth herein, nothing herein shall be deemed to waive any claims or causes of action, including any avoidance actions, of Supplier, Barry's or Barry's estate.

               3. Barry's will not use the provisions of Bankruptcy Code section 1129, or any other section of the Bankruptcy Code, to alter its obligations under this Agreement, unless any such alteration is agreed to by Supplier in its sole discretion. The effectiveness of a plan of reorganization shall constitute a termination of this Agreement, and all outstanding payables hereunder shall be paid as set forth in the Term Sheet, unless Supplier agrees otherwise. Supplier understands that upon confirmation of such plan, any obligations of Barry's under this Agreement arising thereafter shall not constitute administrative priority claims, because Barry's ability to confer administrative priority status in accordance with law shall cease on confirmation of any such plan.

               4. This Agreement and the Term Sheet set forth the parties' final and entire understanding with respect to its subject matter, cannot be changed, wavered or terminated orally, and shall be governed by and construed under the laws of the State of California (without reference to its rules as to conflicts of law). If any provision shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be construed as if such provision were drafted so as not to be invalid or unenforceable.

               5. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument. Signatures may be exchanged by telecopy, and each party agrees to be bound by its own telecopied signature and to accept the telecopied signature of the other party.

               6. The Bankruptcy Court in Barry's chapter 11 case shall retain exclusive jurisdiction regarding this Agreement.

               7. Any notice given hereunder or in connection herewith shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy), the day of delivery by commercial courier to a responsible individual or the third day after mailing by certified or registered mail, postage prepaid, as follows:











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                      a.     If to Barry's:

                             Barry's Jewelers, Inc.
                             Attention: Chief Financial Officer
                             111 West Lemon Avenue
                             Monrovia, California 91016
                             Telephone: (818) 303-4741
                             Telecopy: (818) 305-9281

                             With a copy to:

                             Stutman, Treister & Glatt Professional Corporation
                             Attention: Michael L. Tuchin
                             3699 Wilshire Boulevard, Suite 900
                             Los Angeles, CA 90010
                             Telephone: (213) 251-5100
                             Telecopy: (213) 251-5288

                      b.     If to Supplier:

                      ___________________________________________________
                      ___________________________________________________
                      ___________________________________________________
                      ___________________________________________________
                      ___________________________________________________

                             With a copy to:

                      ___________________________________________________
                      ___________________________________________________
                      ___________________________________________________
                      ___________________________________________________
                      ___________________________________________________



or to such other address as any party may have furnished in writing to the other party in the manner provided above.

               8. Supplier represents and warrants to Barry's that it has not assigned or transferred any interest in its Prepetition Claim.

               9. Each signatory hereto represents and warrants that he or she has the power and authority to execute and deliver this Agreement on behalf of the party for whom he or she is executing this Agreement.

               10. Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpreta-








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tion shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement.

               11. The parties to this Agreement shall execute or procure the execution of such documents and take such steps as may reasonably be required to give the parties the full benefit of this Agreement and the Term Sheet.

               12. To the extent of any inconsistency between this Agreement and the Term Sheet, the Term Sheet shall govern.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


BARRY'S JEWELERS, INC.:                    Randy McCullough


Date: __________________________           By_______________________________
                                             Authorized Signatory

(Company)                                    (FirstName) (LastName)


Date: __________________________           By_______________________________
                                             Authorized Signatory